SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2005

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.	Entry into a Material Definitive Agreement.

FMC Corporation (“FMC”) executed the Fourth Amendment to the Joint Venture Agreement dated November 4, 2005 (the “Amendment”) relating to Astaris LLC (“Astaris”) our equally owned investment with Solutia Inc. (“Solutia”). FMC entered into the Amendment in connection with the closing of the sale of substantially all of the operating assets of Astaris pursuant to the Asset Purchase Agreement dated September 1, 2005 among Astaris, FMC, Solutia, Israel Chemicals Limited and ICL Performance Products Holding, Inc. This Amendment confirmed the respective indemnification obligations of FMC and Solutia for any liability arising out of the properties originally contributed to Astaris by each of them and specified provisions of the Joint Venture Agreement that cease to be operative after the completion of the asset sale on November 4, 2005.

Item 9.01.	Financial Statements and Exhibits.

(c)

10.	Fourth Amendment to the Joint Venture Agreement dated November 4, 2005 between FMC Corporation and Solutia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By:	/s/ W. KIM FOSTER
W. Kim Foster Senior Vice President and Chief Financial Officer

Date: November 9, 2005